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                                                                  EXHIBIT 99.B18



                             STAGECOACH FUNDS, INC.
                          RULE 18F-3 MULTI-CLASS PLAN
I.       INTRODUCTION.

         Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios ("Funds") of Stagecoach Funds, Inc. (Registration Nos. 33-42927 and 811-6419) (the "Company"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales charges, contingent deferred sales charges ("CDSCs"), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Funds.

         The Company is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of Rule 18f-3, the Company hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. The Plan has been amended to reflect the offerings of additional Funds and additional share classes.

         The Company currently offers or will offer the following twenty-five separate Funds: Aggressive Growth, Arizona Tax-Free, Asset Allocation, Balanced, California Tax-Free Bond, California Tax-Free Income, California Tax-Free Money Market Mutual, California Tax-Free Money Market Trust, Corporate Stock, Diversified Income, Equity Value, Ginnie Mae, Government Money Market Mutual, Growth and Income, Intermediate Bond, Money Market Mutual, Money Market Trust, National Tax-Free, National Tax-Free Money Market Mutual, Oregon Tax-Free, Prime Money Market Mutual, Short-Intermediate U.S. Government Income, Small Cap, Treasury Money Market Mutual, and U.S. Government Allocation Funds. The Aggressive Growth, Asset Allocation, Corporate Stock, National Tax-Free Money Market Mutual, Small Cap and U.S. Government Allocation Funds each invests all of its assets in a separate portfolio (each, a "Master Portfolio") of Master Investment Trust, an open-end investment management company, rather than directly in a portfolio of securities. Each Master Portfolio has the same investment objective as the Fund which invests its assets in the Master Portfolio.

         The Funds listed below are authorized to issue the following class of shares representing interests in such Funds:

         (i) Class A shares and Class B shares: Asset Allocation, Diversified Income and U.S. Government Allocation Funds.

         (ii) Class A shares and Institutional Class shares: California Tax-Free Income and Short-Intermediate U.S. Government Income Funds.

         (iii)  Class A shares, Class B shares and Institutional Class shares:
                Aggressive Growth, Arizona Tax-Free, Balanced, California Tax-Free Bond, Equity Value, Ginnie Mae, Growth and Income, Intermediate Bond, National Tax-Free, Oregon Tax-Free Fund and Small Cap Funds.

         (iv) Class A shares, Institutional Class shares and Service Class shares: Prime Money Market Mutual Fund.


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         (v)    Class A, Class E, Institutional Class and Service Class shares:
                Treasury Money Market Mutual Fund.

         (vi)   Class A shares, Class S shares and Institutional Class shares:
                Money Market Mutual Fund.

         All of the Company's Funds other than the California Tax-Free Money Market Mutual, California Tax-Free Money Market Trust, Corporate Stock, Money Market Trust, and National Tax-Free Money Market Mutual Funds, which offer a single unnammed class of shares and the Government Money Market Mutual Fund, which offers only Class A shares, are collectively referred to herein as the "Multi-Class Funds". The differences among the classes are discussed below.

II.      ALLOCATION OF EXPENSES.

         Pursuant to Rule 18f-3 under the 1940 Act, the Company allocates to each class of shares of a Multi-Class Fund (i) any fees and expenses incurred by the Fund in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Fund under a servicing plan in connection with the provision of shareholder administrative or liaison services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Company may allocate the following fees and expenses to a particular class of shares of a single Multi-Class Fund:

         (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

         (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

         (iii) blue sky registration or qualification fees incurred by such class of shares;

         (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

         (v) the expense of administrative personnel and services as required to support the shareholders of such class of shares;

         (vi) litigation or other legal expenses relating solely to such class of shares; and

         (vii) fees of the Company's Directors incurred as result of issues relating to such class of shares.

         The initial determination of the class expenses that will be allocated by the Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Directors of the Company and approved by a vote of the Directors of the Company, including a majority of the Directors who are not interested persons of the Company.





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         Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocable to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund based upon the relative net asset value of that class in relation to the aggregate net asset value of the Fund. In certain cases, Stephens, the Bank or another service provider for a Multi-Class Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Multi-Class Fund. The Board of Directors will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III.     CLASS ARRANGEMENTS.

         The following summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Multi-Class Funds. Additional details and restrictions regarding such fees and services are set forth in the relevant Fund's current Prospectus and Statement of Additional Information.

    A.   CLASS A SHARES -- MULTI-CLASS FUNDS

                1. Maximum Initial Sales Charge: The maximum initial sales charge expressed as a percentage of the net asset value at time of purchase is as follows:

                     5.25% Aggressive Growth, Balanced, Diversified Income, Equity Value, Growth and Income and Small Cap Funds.

                     4.50% Asset Allocation, Arizona Tax-Free, California Tax-Free Bond, Ginnie Mae, Intermediate Bond, National Tax-Free, Oregon Tax-Free and U.S. Government Allocation Funds.

                     3.00% California Tax-Free Income and Short-Intermediate Government Income Funds.

                2.   Contingent Deferred Sales Charge:  None

                3. Maximum Annual Rule 12b-1 Distribution Fee: 0.10% of average daily net assets attributable to Class A shares.

                4. Maximum Annual Shareholder Servicing Fee: 0.30% of average daily net assets attributable to Class A shares.

                5.   Conversion Features:  None


                6. Exchange Privileges: As described in the current prospectus for each Fund.


                7.   Other Class-Specific Shareholder Services:  None





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         B.     CLASS B SHARES -- MULTI-CLASS FUNDS

                1.   Maximum Initial Sales Charge:  None

                2. Contingent Deferred Sales Charge: Class B shares that are redeemed within six years from the receipt of a purchase order affecting such shares are subject to a CDSC equal to the indicated percentage of the dollar amount equal to the lesser of the net asset value ("NAV") at the time of purchase of the Class B shares being redeemed or the NAV of such shares at the time of redemption. No CDSC is imposed on Class B shares purchased through reinvestment of dividends or capital gain distributions.

                     Redemption Within:    1 Year  2 Years  3 Years 4 Years  5 Years 6 Years
                     ------------------    ------  -------  ------- -------  ------- -------
                              CDSC:           5%       4%       3%      3%       2%     1%

                3. Maximum Annual Rule 12b-1 Distribution Fee: 0.75% of average daily net assets attributable to Class B shares.

                4. Maximum Annual Shareholder Servicing Fee: 0.30% of average daily net assets attributable to Class B shares.

                5. Conversion Features: Class B shares of a Multi-Class Fund that have been outstanding for six years after the end of the month in which the shares were initially purchased automatically convert to Class A shares of such Fund and, consequently, are no longer subject to the higher Rule 12b-1 fees applicable to Class B shares. Such conversion is on the basis of the relative NAVs of the two classes, without the imposition of any sales charge or other charge, except that the lower Rule 12b-1 fees applicable to Class A shares shall thereafter be applied to such converted shares.

                6. Exchange Privileges: As described in the current prospectus for each Fund.

                7.   Other Class-Specific Shareholder Services:  None

         C.     INSTITUTIONAL CLASS SHARES -- MULTI-CLASS FUNDS

                1.   Maximum Initial Sales Charge:  None

                2.   Contingent Deferred Sales Charge:  None

                3. Maximum Annual Rule 12b-1 Distribution Fee: 0.10% of average daily net assets attributable to Institutional Class Shares.

                4. Maximum Annual Shareholder Servicing Fee: 0.25% of average daily net assets attributable to Institutional Class shares.

                5.   Conversion Features:  None.

                6. Exchange Privileges: As described in the current prospectus for each Fund.





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                7.   Other Class-Specific Shareholder Services:  None

         D.     SERVICE CLASS SHARES -- MULTI-CLASS FUNDS

                1.   Maximum Initial Sales Charge:  None

                2.   Contingent Deferred Sales Charge:  None

                3.   Maximum Annual Rule 12b-1 Distribution Fee:  None

                4. Maximum Annual Shareholder Servicing Fee: 0.20% of the average daily net assets attributable to Service Class shares

                5.   Conversion Features:  None.

                6. Exchange Privileges: As described in the current prospectus for each Fund.

                7.   Other Class-Specific Shareholder Services:  None

         E.     CLASS E SHARES -- MULTI-CLASS FUNDS

                1.   Maximum Initial Sales Charge:  None

                2.   Contingent Deferred Sales Charge:  None

                3. Maximum Annual Rule 12b-1 Distribution Fee: 0.25% of average daily net assets attributable to Class E shares

                4. Maximum Annual Shareholder Servicing Fee: 0.25% of the average daily net assets attributable to Service Class shares

                5.   Conversion Features:  None.

                6. Exchange Privileges: As described in the Fund's current prospectus.

                 7.   Other Class-Specific Shareholder Services: None

IV.      BOARD REVIEW.

         The Board of Directors of the Company shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Multi-Class Fund's shares, the Company's Board of Directors, including a majority of the Directors that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Directors of the Company shall request and





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evaluate such information as it considers reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted by the Company effective April 3, 1995
Amended by the Company effective April 25, 1996
Amended by the Company effective January 16, 1997





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